Exhibit 31.1

CERTIFICATION OF STEPHANIE M. RISK-MCELROY, CHIEF EXECUTIVE AND FINANCIAL OFFICER, PURSUANT TO RULE 13a-14 OF THE SECURITIES EXCHANGE ACT OF 1934

I, Stephanie M. Risk-McElroy, certify that:

(1) I have reviewed this Form 10-K/A for the year ended April 30, 2025 of George Risk Industries, Inc.;

(2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: August 22, 2025

/s/ Stephanie M. Risk-McElroy
Stephanie M. Risk-McElroy
Chief Executive and Financial Officer